UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2014
Illumina, Inc.
(Exact name of registrant as specified in its charter)

001-35406
(Commission File Number)

Delaware	33-0804655
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5200 Illumina Way, San Diego, CA 92122
(Address of principal executive offices) (Zip code)

(858) 202-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On November 14, 2014, Illumina, Inc. (the “Company”) entered into a Settlement and License Agreement with Syntrix Biosystems, Inc. (“Syntrix”) and its sole shareholders, John A. Zebala and Amy Zebala, that settles all claims between the parties in a patent litigation in the United States District Court for the Western District of Washington, pending on appeal in the United States Court of Appeals for the Federal Circuit. As of September 28, 2014, the Company had accrued $149 million for past damages related to this matter. Pursuant to the terms of the Settlement and License Agreement, the Company agreed to pay Syntrix a one-time payment of $70 million in exchange for a release of past damages claimed and a fully paid-up exclusive license to U.S. Patent No. 6,951,682.  None of the parties made any admission of liability in entering into the Settlement and License Agreement. The parties agreed to seek a stipulated motion to dismiss the litigation with prejudice and to vacate the judgment against the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.
Date:	November 14, 2014	By:	CHARLES E. DADSWELL
Charles E. Dadswell
Senior Vice President and General Counsel